Exhibit 3(b)










                           BY-LAWS


                             OF


           THE PEOPLES GAS LIGHT AND COKE COMPANY

























                                       AMENDED APRIL 15, 1999




           THE PEOPLES GAS LIGHT AND COKE COMPANY


                           BY-LAWS




       ARTICLE I         -         Offices


       ARTICLE II        -         Meetings of Shareholders


       ARTICLE III       -         Directors and Committees


       ARTICLE IV        -         Officers


       ARTICLE V         -         Indemnification of
       Directors,
                                       Officers, Employees
       and Agents


       ARTICLE VI        -         Certificates of Stock
       and Their
                                       Transfer


       ARTICLE VII       -         Miscellaneous
       (Contracts)


       ARTICLE VIII      -         Amendment or Repeal of
       By-Laws




           THE PEOPLES GAS LIGHT AND COKE COMPANY


                            INDEX

                                                          PAGE

                              A

   Amendment of By-Laws                                    15
   Appointment of Officers                                  7
   Assistant Controller, Duties of                         10
   Assistant General Counsel, Duties of                    10
   Assistant Secretary, Duties of                          10
   Assistant Treasurer, Duties of                          10
   Assistant Vice President, Duties of                      8

                              B

   Board of Directors                                       4

                              C

   Certificates of Stock and Their Transfer                12
   Chairman of the Board, Duties of                         8
   Committees                                               5
   Controller, Duties of                                    9
   Contracts, Execution of                                 14

                              D

   Directors and Committees                                 4

                              E

   Election of Directors                                    4
   Election of Officers                                     6

                              F

   Fees and Compensation of Directors                       6

                              G

General Counsel, Duties of                                 10



           THE PEOPLES GAS LIGHT AND COKE COMPANY


                                                          PAGE
                              I

   Indemnification of Directors, Officers, Employees
     and Agents                                            10

                              M

   Meetings
     Directors                                              4
     Action Without Meeting                                 6
     Shareholders                                           1

                              N

   Notice of Meetings
     Directors                                              4
     Shareholders                                           2

                              O

   Officers
     Appointed                                              7
     Elected                                                6
   Offices, Two or More Held By One Person                  7

                              P

   President, Duties of                                     8
   Presiding Officer
     Board Meetings                                         5
     Shareholder Meetings                                   3
   Proxies                                                  3

                              Q

   Quorum
     Board                                                  5
     Shareholders                                           2




           THE PEOPLES GAS LIGHT AND COKE COMPANY



                                                          PAGE

                              S

   Secretary, Duties of                                     9
   Signatures to Checks, Drafts, etc.                      14
   Stock, Certificates of and their Transfer               12

                              T

   Treasurer, Duties of                                     9

                              V

   Vice President, Duties of                                8
   Voting
     Shareholders                                           3
     Stock Owned by Company                                15



                           BY-LAWS

                             OF

           THE PEOPLES GAS LIGHT AND COKE COMPANY



                          ARTICLE I

                           Offices



        SECTION 1.1. Principal Office.  The principal office

of the Company shall be in the City of Chicago, County of

Cook and State of Illinois.

        SECTION 1.2. Other Offices.  The Company may also

have offices at such other places both within and without

the State of Illinois as the Board of Directors may from

time to time determine or the business of the Company may

require.

                         ARTICLE II

                  Meetings of Shareholders



        SECTION 2.1. Annual Meeting.  The annual meeting of

the shareholders shall be held on the last Thursday of the

month of March in each year, if not a legal holiday, or, if

a legal holiday, then on the next preceding business day,

for the purpose of electing directors and for the

transaction of such other business as may come before the

meeting.  If the election of directors shall not be held on

the day herein designated for the annual meeting, or at any

adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     SECTION 2.2.   Special Meetings.  Except as otherwise

prescribed by statute, special meetings of the shareholders

for any purpose or purposes, may be total voting power.

Such request shall state the purpose or purposes of the

proposed meeting.

        SECTION 2.3. Place of Meetings.  Each meeting of the

shareholders for the election of directors shall be held at

the principal office of the Company in the City of Chicago,

Illinois, unless the Board of Directors shall by resolution

designate another place as the place of such meeting.

Meetings of shareholders for any other purpose may be held

at such place, and at such time as shall be determined by

the Chairman of the Board, or the President, or in their

absence, by the Secretary, and stated in the notice of the

meeting or in a duly executed waiver of notice thereof.

        SECTION 2.4. Notice of Meetings.  Written or printed

notice stating the place, date and hour of each annual or

special meeting of the shareholders, and, in the case of a

special meeting, the purpose or purposes for which the

meeting is called, shall be given not less than 10 or more

than 60 days before the date of the meeting, except as

otherwise provided by statute.  Notice of any meeting of the shareholders may be waived by any shareholder.

        SECTION 2.5. Quorum.  The holders of a majority of

the shares issued and outstanding and entitled to vote

thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all

meetings of the shareholders of the Company for the

transaction of business, except as otherwise provided by

statute or these by-laws.  If a quorum shall not be present

or represented at any meeting of the shareholders, the

shareholders entitled to vote thereat, present in person or

represented by proxy, shall have power to adjourn the

meeting from time to time, without notice other than

announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record

date is fixed, until a quorum shall be present or

represented.  At such adjourned meeting, at which a quorum

shall be present or represented, any business may be

transacted which might have been transacted at the meeting

as originally noticed.

        SECTION 2.6. Proxies.  At every meeting of the

shareholders, each shareholder having the right to vote

thereat shall be entitled to vote in person or by proxy.

Such proxy shall be appointed by an instrument in writing

subscribed by such shareholder and bearing a date not more

than eleven months prior to such meeting, unless such proxy

provides for a longer period, and shall be filed with the

Secretary of the Company before, or at the time of, the

meeting.

        SECTION 2.7. Voting.  At each meeting of the

shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is

registered in the name of such shareholder on the books of

the Company.  At all elections of directors of the Company,

the holders of shares of stock of the Company shall be

entitled to cumulative voting.  When a quorum is present at

any meeting of the shareholders, the vote of the holders of

a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be

sufficient for the transaction of any business, unless

otherwise provided by statute or these by-laws.

        SECTION 2.8. Presiding Officer. The presiding

officer of any meeting of the shareholders shall be the

Chairman of the Board or, in the case of the absence of the

Chairman of the Board, the President.





                         ARTICLE III

                  Directors and Committees



        SECTION 3.1. Number and Election.  The business and

affairs of the Company shall be managed and controlled by a

board of directors, five (5) in number.  The directors shall be elected by the shareholders entitled to vote at the

annual meeting of such shareholders and each director shall

be elected to serve for a term of one (1) year and

thereafter until his successor shall be elected and shall

qualify.  The Board of Directors may fill one or more

vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise.

        SECTION 3.2. Regular Meetings.  A regular meeting of

the Board of Directors shall be held immediately, or as soon as practicable, after the annual meeting of the shareholders in each year for the purpose of electing officers and for

the transaction of such other business as may be deemed

necessary, and regular meetings of the Board shall be held

at such date and time and at such place as the Board of

Directors may from time to time determine.  Not less than

two days' notice of all regular meetings of the Board,

except the meeting to be held after the annual meeting of

shareholders which shall be held without other notice than

this by-law, shall be given to each director personally or

by mail or telegram.

        SECTION 3.3. Special Meetings.  Special meetings of

the Board may be called at any time by the Chairman of the

Board, the President, or by any two directors, by causing

the Secretary to mail to each director, not less than three

days before the time of such meeting, a written notice

stating the time and place of such meeting.  Notice of any

meeting of the Board may be waived by any director.

        SECTION 3.4. Quorum.  At each meeting of the Board

of Directors, the presence of not less than a majority of

the total number of directors specified in Section 3.1

hereof shall be necessary and sufficient to constitute a

quorum for the transaction of business, and the act of a

majority of the directors present at any meeting at which

there is a quorum shall be the act of the Board of

Directors, except as may be otherwise specifically provided

by statute.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the

meeting from time to time, without notice other than

announcement at the meeting, until a quorum shall be

present.  In determining the presence of a quorum at a

meeting of the directors or a committee thereof for the

purpose of authorizing a contract or transaction between the

Company and one or more of its directors, or between the

Company and any other corporation, partnership, association,

or other organization in which one or more of the directors

of this Company are directors or officers, or have a

financial interest in such other organization, such

interested directors may be counted in determining a quorum.

        SECTION 3.5. Presiding Officer.  The presiding

officer of any meeting of the Board of Directors shall be

the Chairman of the Board or, in his absence, the President

or, in his absence, any other director elected chairman of

the meeting by vote of a majority of the directors present

at the meeting.

        SECTION 3.6. Committees.  The Board may appoint

committees, standing or special, from time to time from

among its own members or otherwise, and may confer such

powers on such committees as the Board may determine and

may revoke such powers and terminate the existence of such

committees at its pleasure.

        SECTION 3.7. Action Without Meeting.  Any action

required or permitted to be taken at any meeting of the

Board of Directors, or any committee thereof, may be taken

without a meeting if all members of the Board or of such

committee, as the case may be, consent thereto in writing

and such writing or writings are filed with the minutes of

the proceedings of the Board or such committee.

        SECTION 3.8. Fees and Compensation of Directors.

Directors shall not receive any stated salary for their

services as such; but, by resolution of the Board of

Directors, reasonable fees, with or without expenses of

attendance, may be allowed.  Members of the Board shall be

allowed their reasonable traveling expenses when actually

engaged in the business of the Company, to be audited and

allowed as in other cases of demands against the Company.

Members of standing or special committees may be allowed

fees and expenses for attending committee meetings.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                         ARTICLE IV

                          Officers


        SECTION 4.1. Election of Officers.  There shall be

elected by the Board of Directors in each year the following officers:  a Chairman of the Board; a President; such number of Senior Vice Presidents, such number of Executive Vice

Presidents, such number of Vice Presidents and such number

of Assistant Vice Presidents as the Board at the time may

decide upon; a Secretary; such number of Assistant

Secretaries as the Board at the time may decide upon; a

Treasurer; such number of Assistant Treasurers as the Board

at the time may decide upon; a Controller; and such number

of Assistant Controllers as the Board at the time may decide upon; and, if the Board may decide, a General Counsel; and

such number of Deputy General Counsel and such number of

Assistant General Counsel as the Board at the time may

decide upon.  Any two or more offices may be held by one

person, except that the offices of President and Secretary

may not be held by the same person.  All officers shall hold their respective offices during the pleasure of the Board.

        SECTION 4.2. Appointment of Officers.  The Board of

Directors, the Chairman of the Board, or the President may

from time to time appoint such other officers as may be

deemed necessary, including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant

Secretaries, one or more Assistant Treasurers, one or more

Assistant Controllers, one or more Assistant General

Counsel, and such other agents, employees and attorneys-in-

fact of the Company as may be deemed proper.  Such officers,

agents, employees and attorneys-in-fact shall have such

authority, (which may include the authority to execute and

deliver on behalf of the Company contracts and other

instruments in writing of any nature), perform such duties

and receive such compensation as the Board of Directors or,

in the case of appointments made by the Chairman of the

Board or the President, as the Chairman of the Board or the

President, may from time to time prescribe and determine.

The Board of Directors may from time to time authorize any

officer to appoint and remove agents and employees, to

prescribe their powers and duties and to fix their

compensation therefor.

        SECTION 4.3. Duties of Chairman of the Board.  The

Chairman of the Board shall be the chief executive officer

of the Company and shall have control and direction of the

management and affairs of the Company and may execute all

contracts, deeds, assignments, certificates, bonds or other

obligations for and on behalf of the Company, and sign

certificates of stock and records of certificates required

by law to be signed by the Chairman of the Board.  When

present, the Chairman of the Board shall preside at all

meetings of the Board and of the shareholders.

        SECTION 4.4. Duties of President.  Subject to the

control and direction of the Chairman of the Board, and to

the control of the Board, the President shall have general

management of all the business of the Company, and he shall

have such other powers and perform such other duties as may

be prescribed for him by the Board or be delegated to him by the Chairman of the Board.  He shall possess the same power

as the Chairman of the Board to sign all certificates,

contracts and other instruments of the Company.  In case of

the absence or disability of the President, or in case of

his death, resignation or removal from office, the powers

and duties of the President shall devolve upon the Chairman

of the Board during absence or disability, or until the

vacancy in the office of President shall be filled.

        SECTION 4.5. Duties of Vice President.  Each of the

Senior Vice Presidents, Executive Vice Presidents, Vice

Presidents and Assistant Vice Presidents shall have such

powers and duties as may be prescribed for him by the Board,

or be delegated to him by the Chairman of the Board or by

the President.  Each of such officers shall possess the same power as the President to sign all certificates, contracts

and other instruments of the Company.

        SECTION 4.6. Duties of Secretary.  The Secretary

shall have the custody and care of the corporate seal,

records and minute books of the Company.  He shall attend

the meetings of the Board, and of the shareholders, and duly record and keep the minutes of the proceedings, and file and take charge of all papers and documents belonging to the

general files of the Company, and shall have such other

powers and duties as are commonly incident to the office of

Secretary or as may be prescribed for him by the Board, or

be delegated to him by the Chairman of the Board or by the

President.

        SECTION 4.7. Duties of Treasurer.  The Treasurer

shall have charge of, and be responsible for, the

collection, receipt, custody and disbursement of the funds

of the Company, and shall deposit its funds in the name of

the Company in such banks, trust companies or safety deposit vaults as the Board may direct.  He shall have the custody

of the stock record books and such other books and papers as in the practical business operations of the Company shall

naturally belong in the office or custody of the Treasurer,

or as shall be placed in his custody by the Board, the

Chairman of the Board, the President, or any Vice President,

and shall have such other powers and duties as are commonly

incident to the office of Treasurer, or as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President.

        SECTION 4.8. Duties of Controller.  The Controller

shall have control over all accounting records pertaining to moneys, properties, materials and supplies of the Company.

He shall have charge of the bookkeeping and accounting

records and functions, the related accounting information

systems and reports and executive supervision of the system

of internal accounting controls, and such other powers and

duties as are commonly incident to the office of Controller

or as may be prescribed by the Board, or be delegated to him by the Chairman of the Board or by the President.

        SECTION 4.9. Duties of General Counsel.  The General

Counsel shall have full responsibility for all legal advice,

counsel and services for the Company and its subsidiaries

including employment and retaining of attorneys and law

firms as shall in his discretion be necessary or desirable

and shall have such other powers and shall perform such

other duties as from time to time may be assigned to him by

the Board, the Chairman of the Board or the President.

        SECTION 4.10.    Duties of Assistant Secretary,

Assistant Treasurer, Assistant Controller and Assistant

General Counsel.  The Assistant Secretary, Assistant

Treasurer, Assistant Controller and Assistant General

Counsel shall assist the Secretary, Treasurer, Controller

and General Counsel, respectively, in the performance of the duties assigned to each and shall for such purpose have the

same powers as his principal.  He shall also have such other powers and duties as may be prescribed for him by the Board,

or be delegated to him by the Chairman of the Board or by

the President.


                          ARTICLE V

Indemnification of Directors, Officers, Employees and Agents



        SECTION 5.1. Indemnification of Directors, Officers

and Employees.  The Company shall indemnify, to the fullest

extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may

be amended in the future, any person who was or is a party,

or is threatened to be made a party, to any threatened,

pending or completed action, suit or proceeding, whether

civil, criminal, administrative or investigative (including,

without limitation, an action by or in the right of the

Company), by reason of the fact that he or she is or was a

director, officer or employee of the Company, or is or was

serving at the request of the Company as a director,

officer, employee or agent of another corporation,

partnership, joint venture, trust, employee benefit plan or

other enterprise against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement

actually and reasonably incurred by such person in

connection with such action, suit or proceeding.

        SECTION 5.2. Advancement of Expenses to Directors,

Officers and Employees.  Expenses incurred by such a

director, officer or employee in defending a civil or

criminal action, suit or proceeding shall be paid by the

Company in advance of the final disposition of such action,

suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws,

as they now exist or as they may be amended in the future.

        SECTION 5.3. Indemnification and Advancement of

Expenses to Agents.  The board of directors may, by

resolution, extend the provisions of this Article V

regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an

agent of the Company or is or was serving at the request of

the Company as a director, officer, employee or agent of

another corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise.

        SECTION 5.4. Rights Not Exclusive.  The rights

provided by or granted under this Article V are not

exclusive of any other rights to which those seeking

indemnification or advancement of expenses may be entitled.

        SECTION 5.5. Continuing Rights.  The indemnification

and advancement of expenses provided by or granted under

this Article V shall continue as to a person who has ceased

to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

                         ARTICLE VI

          Certificates of Stock and Their Transfer



        SECTION 6.1. Certificates of Stock.  The

certificates of stock of the Company shall be in such form

as may be determined by the Board of Directors, shall be

numbered and shall be entered in the books of the Company as they are issued.  They shall exhibit the holder's name and

number of shares and shall be signed by the Chairman of the

Board, the President or a Vice President and also by the

Treasurer or an Assistant Treasurer or the Secretary or an

Assistant Secretary and shall bear the corporate seal or a

facsimile thereof.  If a certificate is countersigned by a

transfer agent or registrar, other than the Company itself

or its employee, any other signature or countersignature on

the certificate may be facsimiles.  In case any officer of

the Company, or any officer or employee of the transfer

agent or registrar, who has signed or whose facsimile

signature has been placed upon such certificate ceases to be an officer of the Company, or an officer or employee of the

transfer agent or registrar, before such certificate is

issued, said certificate may be issued with the same effect

as if the officer of the Company, or the officer or employee of the transfer agent or registrar, had not ceased to be such

at the date of issue.

        SECTION 6.2. Transfer of Stock.  Upon surrender to

the Company of a certificate for shares duly endorsed or

accompanied by proper evidence of succession, assignment or

authority to transfer, and upon payment of applicable taxes

with respect to such transfer, it shall be the duty of the

Company, subject to such rules and regulations as the Board

of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of

stock of the Company, to issue a new certificate to the

person entitled thereto, cancel the old certificate and

record the transaction upon its books.

        SECTION 6.3. Shareholders of Record.  The Company

shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and,

accordingly, shall not be bound to recognize any equitable

or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have

express or other notice thereof, except as otherwise

provided by statute.

        SECTION 6.4. Lost, Destroyed or Stolen Certificates.

The Board of Directors, in individual cases or by general

resolution, may direct a new certificate or certificates to

be issued by the Company as a replacement for a certificate

or certificates for a like number of shares alleged to have

been lost, destroyed or stolen, upon the making of an


affidavit of that fact by the person claiming the

certificate or certificates of stock to be lost, destroyed

or stolen.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its

discretion and as a condition precedent to the issuance

thereof, require the owner of such lost, destroyed or stolen certificate or certificates, or his legal representative, to give the Company a bond in such form and amount as it may

direct as indemnity against any claim that may be made

against the Company with respect to the certificate or

certificates alleged to have been lost, destroyed or stolen.



                         ARTICLE VII

                        Miscellaneous


        SECTION 7.1. Contracts and Other Instruments.  All

contracts or obligations of the Company shall be in writing

and shall be signed either by the Chairman of the Board, the

President, any Executive Vice President, any Vice President,

the Treasurer, or any other officer of the Company, agent,

employee or attorney-in-fact as may be designated by the

Board, the Chairman of the Board or the President pursuant

to specific authorizations and, the seal of the Company may

be attached thereto, duly attested by the Secretary or an

Assistant Secretary, except contracts entered into in the

ordinary course of business where the amount involved is

less than Five Hundred Thousand Dollars ($500,000), and

except contracts for the employment of servants or agents,

which contracts so excepted may be entered into by the

Chairman of the Board, the President, any Executive Vice

President, any Vice President, the Treasurer, or by such

officers, agents, employees or attorneys-in-fact as the

Chairman of the Board or the President may designate and

authorize.  Unless the Board shall otherwise determine and

direct, all checks or drafts and all promissory notes shall

be signed by two officers of the Company.  When prescribed

by the Board, bonds, promissory notes, and other obligations of the Company may bear the facsimile signature of the

officer who is authorized to sign such instruments and,

likewise, may bear the facsimile signature of the Secretary

or an Assistant Secretary.

        SECTION 7.2. Voting Stock Owned by Company.  Any or

all shares of stock owned by the Company in any other

corporation, and any or all voting trust certificates owned

by the Company calling for or representing shares of stock

of any other corporation, may be voted by the Chairman of

the Board, the President, any Vice President, the Secretary

or the Treasurer, either in person or by written proxy given to any person in the name of the Company at any meeting of

the shareholders of such corporation, or at any meeting of

voting trust certificate holders, upon any question that may be presented at any such meeting.  Any such officer, or

anyone so representing him by written proxy, may on behalf

of the Company waive any notice of any such meeting required by any statute or by-law and consent to the holding of such

meeting without notice.


                        ARTICLE VIII

               Amendment or Repeal of By-Laws


        These by-laws may be added to, amended or repealed

at any regular or special meeting of the Board by a vote of

a majority of the membership of the Board.